
KOBE
随时随地运动
China Sports Co., Ltd.
Investor Presentation
July 2010

Safe Harbor Statement

Safe Harbor Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995: This presentation contains "forward-looking" statements, which are not historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to analyses and other information based on forecasts of future results and estimates of amounts not yet determinable.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to changes and to inherent known and unknown risks and uncertainties. We do not intend, and undertake no obligation, to update our forward-looking statements to reflect future events or circumstances.

Corporate Overview

A leading producer and marketer of premium sports shoes, apparel, and professional sports gear for China's rising casual and sports fan.



- Founded in 1992
- Introduced the "Kobe" brand in 2003
- Focuses on customers between 15-45 years of age
- Currently has 869 stores, expecting to increase at least 20% each year within next three years
- Owns annual production capacity of 2.4 million pairs of sports shoes
- Generated revenues and net income $ 63.4 million and $9.3 million respectively in the year ended December 31, 2008, and revenues and net income $81.2 million and $13.2 million respectively in the year ended December 31, 2009; expects to generate $95 million in revenue and $18 million in net income in the year ended December 31, 2010.

Corporate Structure


China Sports Holding Company Limited, a Delaware company
100%
Kobe Sport (International) Company Limited, a British Virgin Islands company
100%
Hong Kong Nam Kwong Trading Company Limited, a Hong Kong company
Fujian Jinjiang Chenli Yangli Hengfeng Shoe-making Factory, a PRC company
94%
6%
Fujian Jinjiang Henfeng Shoes & Garments Company Limited, a sino-foreign joint stock limited liability company in the PRC

Investment Highlights

- ✓ **Rapid Industry Growth** China's sporting goods market experienced robust growth in recent years, at a compound annual growth rate of 20%. The 2008 Olympic Games in Beijing has increased the popularity of sports in China. With the rising income levels of Chinese consumers, their expectation of quality and brand also increase. Currently our growth rate is around 25%-35%. We will continue to expand our product offerings and maintain the high quality of our products; manage our expanding operations and continue to fill customers' orders on time; implement product development, sales, and acquisition strategy to stay competitive.

- ✓ **Compelling Growth Strategy:** Further sales network expansion to second and third-tier cities; production capacity increase from four production lines to ten production lines by 2010; R&D and product portfolio improvement focusing on material test and human body test.

- ✓ **Strong Financial Position** We are expecting more than 25% growth in revenue per year within next three years due to ongoing expanding in capacity in accordance to demand.

- ✓ **Experienced Management Team** Our experienced management team helps us to better manage our company in order to stay competitive. Our experienced design team is able to introduce innovative and trendy products suitable for our targeted consumers' taste and preference in order to further boost sales.

Rapid Industry Growth

- Currently accounts for only 0.3% of GDP versus 1-3% of GDP in developed nations
- Growing at approximately 20% per year starting in 2005 and is expected to reach $18.3 billion by 2013
- Growth driven by increasingly affluent Chinese consumers who demand quality and brand value
- Our product suits anybody who prefer casual wear; our target consumers are secondary school and university students who have a taste for fashion, and middle-aged individuals who have a high purchase power and preference for quality

Growth of the Chinese Sporting Goods Market (in $Millions)


20000
18000
16000
14000
12000
10000
8000
6000
4000
2000
0
CAGR=20%
2005
2006
2007
2008
2009
2010
2011
2012
2013

Source:ZOU marketing

Leading Sports Brand in China

- We currently have 869 stores nationwide.
- Sales in 2009 have reached $81 million, or 4.5 million sets of sports wear; 5.4 million sports accessory items; and 4.4 million pairs of shoes. We have four production lines in place to meet demand.
- We mainly focus on manufacturing sports shoes, sportswear and related accessories .


Sales Breakdown by Segment 2009
Sports Wear 36%
Accessories 7%
Sports Shoes 57%


Sales Breakdown by Segment 2008
Sports Wear 30%
Accessories 5%
Sports Shoes 65%


Sales Breakdown by Segment 2007
Sports wear 25%
Accessories 5%
Sports shoes 70%

Product Overview

Distribution of Shoe Production 2010	
Basketball Shoes	21%
Jogging Shoes	16%
Skateboard shoes	44%
Casual Shoes	19%

Distribution of Sportswear Production 2010	
Tracksuits	21%
Basketball Wear	20%
T-shirts	21%
Casual Wear	38%



Distribution of Accessories 2010	
Backpacks	26%
Basketballs	4%
Caps	13%
Socks	29%
Protective Gear	12%
Insole	6%
Others	10%


Towels
Wristbands
Socks
Cap

KOBE

Target and Competitors

- Our targeted customers are between 15 and 45 years of age which is about 600 million people nationwide. Their average income is around $250 /month. Our unit price for sports shoes is set between $23-$55, unit price for sports apparel is set between $10-$55. Our price is set according to our customer's consumption level, brand positioning, and product development condition.
- Compete on style and quality with local brands like LiNing , Anta, and Qiaodan
  - Our product offers reasonable price, high quality, comfort, and fashionable design.






KOBE
美国ACU集团
科比(中国)专卖

Innovative Marketing Strategy

- Sponsor sporting events to drive brand exposure. Some of the events we have sponsored:

  ** GuanMing Fujian Men's Basketball Team VS. Fujian Bryant Team*

  ** Fujian Bryant Team VS. Melbourne Tigers*

  **US Harlem basketball team Tour to Hangzhou*

- Sponsor fitness clubs to build brand loyalty
- Market aggressively on the Internet

  chinasportsholdingltd.com www.kobe-sports.com

- Advertised on the newspaper and magazine

  Basketball News; Sports Illustrated, Contemporary Sports, China Sports Daily, etc.

- We have spent $9.67 million in 2007, $12.21 million in 2008, and $14.5 million in 2009 in marketing.


“晋江经济报”杯国际篮球对
KOBE
科比队
VS
澳洲


KOBE



Nationwide Sales Network


China Sports Holding Company Limited
Distributors
Franchisees
Customers

Our Business Model We currently only have franchisees. Franchising is popular among enterprises in the sporting industry due to the following advantages: Sale staff of franchisees are placed close to our target customers, market reaction can be quickly observed; easy refunds and exchange, which improves the brand's credibility; shortens the period of time for production to be introduced to the market; and easy to manage.

Location of Franchise Stores

KOBE

Products sold through 869 franchise stores in 19 provinces

Province/Municipalities	Number of Stores
Hunan	15
Sichuan	30
Jiangsu	31
Guangxi	33
Henan	51
Liaoning	53
Shandong	53
Shanghai	91
Zhejiang	96
Guangdong	153
Others	263
Total Number of Stores	**869**

Expansion Plan:
To provide training, advertising, marketing assistance, and renovating subsidies to franchisees and increase the number of franchisees from 869 in 2009 to 1862 by 2012.

Kobe Franchise Store Model

Requirements to open a franchise store:

- Possess domestic and international brand management experience
- Have years of administration and management experience in retail
- Exclusively carries Kobe products
- Stores must carry minimum levels of Kobe inventory. Franchise store review procedures on size and inventory:
  - Smaller stores 320-650 ft^2 required to carry at least $30,000 in inventory
  - Larger stores 650-1075 ft^2 required to carry at least $75,000 in inventory
- Store must decorate in accordance to the company standard
- China Sports sets the pricing nation wide
- Workers wear branded, consistent Kobe uniform (at franchisee expense)
- Logo, signage, advertising also consistent throughout franchise system
- Kobe provides extensive training for QC, consistency of message



Compelling Growth Strategy

KOBE

- ✓ Expand sales network to second and third tier cities
  - Grow number of stores and improve training and ad support
  - Drive same store sales growth through aggressive sales & marketing and product innovation
- ✓ Increase manufacturing capacity
  - Increase the 4 production lines to 10, which would raise annual production capacity from 2.4 million to 6 million pairs by 2010 and at the same time to expand in size
- ✓ Broaden product portfolio to additional categories
  - Offer more types of shoes and expand into outdoor clothing
- ✓ Invest in high quality brand design resources and personnel
  - Hire more world-class design and research talent

    we currently have 8 professional shoe designer and 4 professional clothing designer
  - Incorporates value-added technology into our products

    incorporates perspiration absorption system; 3D ventilation system and polyurethane anti-crease system to satisfy the demands and taste of our customers.
- ✓ Enhance information technology systems
  - In process of implementing ERP system

Store Network Expansion Plan

- **Franchising**
  - To open a franchise store about 215-1292 ft^2 we need $14,576- $43,727.
  - Benefits:
    - Quickly observe market reaction
    - Shortens the period of time for products to be introduced to the market
    - Easy to manage
- **Company-owned**
  - The purpose of opening company-owned stores is to be more familiar with the current market
  - To open a company-owned store about 215-1292 ft^2 , we need $58,302- $131,180.
  - Benefits:
  - Increase profit margin
  - Plan to set up 50 self-owned stores in 2010 upon receiving financing
  - can better control quality

	2009	2010 (e)	2011 (e)	2012 (e)
Franchise stores: Organic growth[1]	869	1043	1,252	1,502
Franchise Stores: Post Financing[2]	0	200	240	288
Company-owned stores: Post Financing[3]	0	50	60	72
Total	**869**	**1,293**	**1552**	**1,862**

1. China Sports' momentum means that it will fuel most of its franchise expansion through organic growth
2. The Company will use the proceeds of financing to open 200 franchise stores in 2010 and 288 in 2012
3. The Company will use proceeds of financing to open 50 company-owned stores in 2010 and 72 in 2012

Forecast for Opening New Stores

- Located on main streets of tier II and tier III cities
  - We are planning to open more stores in Anhui, Hainan, Tibet and Xinjiang, Heilongjiang, Tianjin, Shanxi and other places.
- Normally, a store is ready to operate one month after choosing the location
- Monthly forecast for average sales revenue per **franchised store** is about $7,821
- Monthly forecast for operating expense per **company-owned store** in average is about $6,814/month
  - Rental: $4902
  - Employee Salary:$1,471
  - Utility & Fees: $441
- Plan to increase 20% annually for the next five years
- Achieve breakeven the same month of opening the store
- One to two years to recoup initial investment



Store & Sales Projection


Store and Sales Projection
($ in millions)
Stores
Sales
2,500
2,000
1,500
1,000
500
0
$200
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0

	2007	2008	2009	2010 (e)	2011 (e)	2012 (e)
Sales	$48	$63	$81	$113	$177	$228
Net Income	$7	$9	$13	$20	$32	$42
Stores	600	730	869	1,293	1,552	1,862

$20MM Proposed Equity Financing

Use of Proceeds :



Expand Production

$5.3m



Grow Retail Store Network

$13.2m



Increase Advertising

$.7m



Enhance IT and R&D

$.8m

Strong Financial Position

Income Statement Unit ($ In Millions)	2007	2008	2009	2010(E)	2011 (E)
Revenue	**47.6**	**63.4**	**81.2**	**112.8**	**177.4**
Cost of Goods Sold	34.3	45.2	57.8	76.7	115.2
Gross Profit	**13.2**	**18.2**	**23.3**	**36.0**	**62.0**
Operating Expenses	3.8	5.0	4.5	8.7	11.5
Operating Income	**9.4**	**13.3**	**18.8**	**27.4**	**45.6**
Net Income	6.6	9.3	13.4	19.5	32.4
Gross Margin	**27.8%**	**28.7%**	**28.7%**	**31.9%**	**34.9%**

Select balance sheet data Unit ($ In Millions)	December 2007	December 2008	December 2009	December 2010(E)	December 2011(E)
Cash and cash equivalents	**9.2**	**7.4**	**17.4***	**27.1**	**61.0**
Total current assets	23.1	25.4	44.4	64.5	101.5
Total Assets	**27.1**	**36.7**	**55.0**	**100.0**	**135.6**
Total Liabilities	13.4	14.3	18.3	22.7	23.4
Total Shareholders' Equity	**12.8**	**21.1**	**34.5**	**74.2**	**106.6**
Total Liabilities & Equity	**27.1**	**36.7**	**55.0**	**100.0**	**135.6**

*Planning to use on purchase of land for construction of factory building, buy equipment, expand production, and add additional clothing production line.

Experienced Management Team

Mr. Anding Lin Chairman and CEO	2009-present: President of Heng Feng Shoes & Clothing Co.,Ltd 2001-2003: General Manager of a foreign trade company in Hong Kong 1999- 2001: General Manager of Chaoba Shoe Material Co., Ltd 2000: Bachelor's degree from Huaqiao University
Mr. Tommy Lo Chief Financial Officer	November 2009-present: CFO of Heng Feng Shoes & Clothing Co.,Ltd 1995-2007: CFO, VP Finance, and Group Company Secretary in a Singapore and Hong Kong listed company respectively. 1994: Converted to Bachelor's Degree in Accountancy 1989: Professional Diploma in Accountancy The Hong Kong Institute of Company Secretaries and a Certified Public Accountant in Hong Kong.
Mr. Qionglin Lin Chief Operating Officer	2003-present: General Manager of Heng Feng Shoes & Clothing Co., Ltd 2001-2003: General Manager of Hengchao Shoes Co.,Ltd 1990-2000: Factory Manager of Hengfeng Shoes Manufacturing Factory 1993: Bachelor's degree from Huaqiao University
Mr. Wenwei Yuan Vice President	2003-present: Vice General Manager of Heng Feng Shoes & Clothing Co.,Ltd 2000-2003: General Manager of Zhengyi Sporting Products Co.,Ltd 1995-2000: General Manager of Aolin Champion Sports Ltd. 1993-1995: Chinese delegation official of the 12th Federation International Basketball Association 1988: Bachelor's degree from Beijing Sport University

Contact Information

China Sports Co.

(Formerly Fujian Jinjiang Heng Feng Shoe & Garment Co., Ltd.)

Mr. Tommy Lo, Chief Financial Officer

Phone: +001-86-151-1249-4568

Email: tommylo.cpa@gmail.com

Website: www.kobe-sport.com

Ms. Danning Xu, Assistant

Phone: 8610 – 13910742777

Email: danning_915@yahoo.com